Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Ultimate Software Group, Inc.:

We consent to the incorporation by reference (i) in the registration statement (No. 333-107527 and No. 333-115894) on Form S-3 of The Ultimate Software Group, Inc. and (ii) the registration statements (No. 333-55985, No. 333-91332 and No. 333-125076) on Forms S-8 of The Ultimate Software Group, Inc. of our report dated March 6, 2006, with respect to the consolidated balance sheets of The Ultimate Software Group, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which report appears in the December 31, 2005, Annual Report on Form 10-K of The Ultimate Software Group, Inc.

/s/  KPMG LLP
KPMG LLP

March 15, 2006
Miami, Florida
Certified Public Accountants